                                                                     EXHIBIT 4.3



                             HS RESOURCES, INC.

                                     and

                        HARRIS TRUST AND SAVINGS BANK

                                   Trustee

                         --------------------------



                        First Supplemental Indenture

                        Dated as of November 25, 1996

                         --------------------------




                                  $75,000,000

                   9 7/8 Senior Subordinated Notes due 2003
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                          FIRST SUPPLEMENTAL INDENTURE


         THIS FIRST SUPPLEMENTAL INDENTURE (this "FIRST SUPPLEMENTAL INDENTURE") dated as November 25, 1996 is among HS RESOURCES, INC., a Delaware corporation (the "COMPANY"), and its wholly-owned subsidiaries, ORION ACQUISITION, INC., a Delaware corporation ("ORION") and HSRTW, INC., a Delaware corporation ("HSRTW") (collectively, Orion and HSRTW are referred to herein as the "GUARANTORS") and HARRIS TRUST AND SAVINGS BANK (the "TRUSTEE").


                                    RECITALS


         A. The Company and the Trustee executed an indenture dated as of December 1, 1993 (the "INDENTURE"), relating to the Company's 9 7/8% Senior Subordinated Notes due 2003 (the "NOTES"). All terms not defined herein shall have the meanings assigned to them in the Indenture.

         B. Pursuant to Section 13.3 of the Indenture, Orion and HSRTW desire to become Subsidiary Guarantors by executing (i) this First Supplemental Indenture, which subjects the Guarantors to the provisions of the Indenture, and (ii) Subsidiary Guarantees, pursuant to which each of the Guarantors guarantees the obligations of the Company under the Indenture.

         C. Pursuant to Section 9.1 of the Indenture, the Company and the Trustee desire to amend the Indenture without the consent of any Holder to add Orion and HSRTW as Subsidiary Guarantors.

         D. All conditions precedent provided for in the Indenture relating to this First Supplemental Indenture have been complied with.


                                   AGREEMENT

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, the Company, Orion, HSRTW, and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:





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                                   ARTICLE I

                             AMENDMENT OF ARTICLE I

         SECTION 1.1 DEFINITIONAL AMENDMENT. Section 1.1 of Article I of the Indenture is amended by substituting the definition of Subsidiary Guarantor with the following:

                 "SUBSIDIARY GUARANTOR" means (i) Orion Acquisition, Inc., a Delaware corporation, (ii) HSRTW, Inc., a Delaware corporation, and
         (iii) each of the Restricted Subsidiaries that becomes a guarantor of the Notes in compliance with the provisions hereof and executes a supplemental indenture agreeing to be bound by the terms hereof.

         SECTION 1.2 MUTATIS MUTANDIS EFFECT. The Indenture is hereby amended mutatis mutandis to reflect the addition of the changes incorporated in the Indenture pursuant to Section 1.1 above.


                                   ARTICLE II

                                 MISCELLANEOUS

         SECTION 2.1 COUNTERPARTS. This First Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 2.2 SEVERABILITY. In the event that any provision in this First Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.3 HEADINGS. The article and section headings herein are for convenience only and shall not have an effect on the construction hereof.

         SECTION 2.4 SUCCESSORS AND ASSIGNS. Any covenants and agreements in this First Supplemental Indenture by the Company, the Guarantors and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

         SECTION 2.5 GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 2.6 EFFECT OF FIRST SUPPLEMENTAL INDENTURE. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.





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         SECTION 2.7      TRUSTEE.  The Trustee accepts the modifications of
trusts referenced in the Indenture and effected by this First Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture, and the Trustee makes no representation with respect thereto.





                     [THIS SPACE INTENTIONALLY LEFT BLANK]





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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be executed by their duly authorized representatives as of the date hereof.


                                    COMPANY:

ATTEST                              HS RESOURCES, INC.



/s/ JAMES M. PICCONE                By: /s/ P. MICHAEL HIGHUM
-------------------------------        ----------------------------------------
Name:     James M. Piccone                   Name:    P. Michael Highum
Title:    Secretary                          Title:   President


                                    SUBSIDIARY GUARANTORS:

ATTEST                              ORION ACQUISITION, INC.



/s/ JAMES M. PICCONE                By: /s/ P. MICHAEL HIGHUM
-------------------------------        ----------------------------------------
Name:     James M. Piccone                   Name:    P. Michael Highum
Title:    Secretary                          Title:   President


ATTEST                              HSRTW, INC.



/s/ JAMES M. PICCONE                By: /s/ P. MICHAEL HIGHUM
-------------------------------        ----------------------------------------
Name:     James M. Piccone                   Name:    P. Michael Highum
Title:    Secretary                          Title:   President


                                    TRUSTEE:

ATTEST                              HARRIS TRUST AND SAVINGS BANK



/s/ C. POTTER                       By: /s/ J. BARTOLINI
-------------------------------        ----------------------------------------
Name: C. Potter                              Name:  J. Bartolini
     -------------------------                    -----------------------------
Title: Assistant Secretary                   Title: Vice President
      ------------------------                     ----------------------------





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STATE OF COLORADO                 )
                                  ) ss.
COUNTY OF DENVER                  )

          On the 25 day of November, 1996, before me personally came P. Michael Highum, to me known, who, being by me duly sworn, did depose and say that he resides at Englewood, Colorado, that such person is the President of HS RESOURCES, INC., one of the corporations described in and which executed the above instrument; that such persons knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the board of directors of such corporation; and that such person executed said instrument pursuant to like authority.


                                        /s/ LINDA S. BUSK
                                        ---------------------------------------
                                        Notary  -- Linda S. Busk
                                                                (NOTARIAL SEAL)



My commission expires: 1/4/97


STATE OF COLORADO                 )
                                  ) ss.
COUNTY OF DENVER                  )

          On the 25th day of November, 1996, before me personally came P. Michael Highum, to me known, who, being by me duly sworn, did depose and say that he resides at Englewood, Colorado, that such person is the President of ORION ACQUISITION, INC., one of the corporations described in and which executed the above instrument; that such persons knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the board of directors of such corporation; and that such person executed said instrument pursuant to like authority.


                                        /s/ LINDA S. BUSK
                                        ---------------------------------------
                                        Notary  -- Linda S. Busk
                                                                (NOTARIAL SEAL)



My commission expires: 1/4/97





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
STATE OF COLORADO                 )
                                  ) ss.
COUNTY OF DENVER                  )

          On the 25th day of November, 1996, before me personally came P. Michael Highum, to me known, who, being by me duly sworn, did depose and say that he resides at Englewood, Colorado, that such person is the President of HSRTW, INC., one of the corporations described in and which executed the above instrument; that such persons knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the board of directors of such corporation; and that such person executed said instrument pursuant to like authority.



                                        /s/ LINDA S. BUSK
                                        ---------------------------------------
                                        Notary  -- Linda S. Busk
                                                                (NOTARIAL SEAL)



My commission expires: 1/4/97


STATE OF         )
                 ) ss.
COUNTY OF        )

          On the 25th day of November, 1996, before me personally came_________ , to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________________________________, that such person is the of HARRIS TRUST AND SAVINGS BANK, one of the corporations described in and which executed the above instrument; that such persons knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the board of directors of such corporation; and that such person executed said instrument pursuant to like authority.



                                        /s/ MARIANNE CODY
                                        ---------------------------------------
                                        Notary  -- Marianne Cody
                                                                (NOTARIAL SEAL)


My commission expires:





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